09-Feb-2021
LCI Industries (LCII)
Q4 2020 Earnings Call

CORPORATE PARTICIPANTS

Victoria Sivrais
Partner, Clermont Partners, LLC
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries

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OTHER PARTICIPANTS

Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Brian Biros
Analyst, Thompson Research Group
Frederick Wightman
Analyst, Wolfe Research, LLC
Daniel Moore
Analyst, CJS Securities, Inc.
Craig R. Kennison
Analyst, Robert W. Baird & Co., Inc.
Bret Jordan
Analyst, Jefferies LLC
Shawn Collins
Analyst, Citigroup Investment Research
Steve M. O'Hara
Analyst, Sidoti & Co. LLC

MANAGEMENT DISCUSSION SECTION

Operator: Ladies and gentlemen, thank you for standing by, and welcome to the Q4 2020 LCI Industries Earnings Conference Call. At this time, all participants are in a listen-only mode. After the speakers' presentation, there'll be a question-and-answer session. [Operator Instructions] Please be advised that today's conference is being recorded. [Operator Instructions]

I would now like to hand the conference over to Ms. Victoria Sivrais with Investor Relations. Please go ahead.
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Victoria Sivrais
Partner, Clermont Partners, LLC
Good morning, everyone, and welcome to LCI Industries fourth quarter 2020 conference call. I am joined on the call today by members of LCI's management team, including Jason Lippert, President, CEO and Director; and Brian Hall, Executive Vice President and CFO. Management will be discussing their results in just a moment.

But, first, I would like to inform you that certain statements made in today's conference call regarding LCI Industries and its operations may be considered forward-looking statements under the securities laws and involve a number of risks and uncertainties. As a result, the company cautions you that there are a number of factors, many of which are beyond the company's control, which would cause actual results and events to differ materially from those described in the forward-looking statements. These factors are discussed in the company's earnings release and in its Form 10-K and its other filings with the SEC. The company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.

With that, I would like to turn the call over to Jason Lippert. Jason?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Good morning everyone, and welcome to LCI's fourth quarter and full year 2020 earnings call. 2020 was not only an extremely challenging year, but also a pivotal and rewarding one for both LCI and the outdoor recreational industry as a whole. In the face of extraordinary operational challenges, we leveraged the skills of our experienced leadership team and pulled together to deliver what we consider to be outstanding results, including the highest annual revenue in LCI's history and double-digit earnings growth, despite a six-week period where there were essentially no RV sales.

Further, we made significant progress with respect to our long-term diversification strategy, closing on three acquisitions and expanding our market share across our RV, marine, adjacent aftermarket and international businesses. None of this would have been possible without the unwavering dedication of our incredible Lippert team members who rose to the challenge and worked bravely and tirelessly to ensure we could meet the unprecedented industry demand from consumers streaming into the outdoor recreational lifestyle.

Ending the year strong, we exited 2020 with $2.8 billion in revenues, up 18% year-over-year. Importantly, this growth was supported by strong performance of our aftermarket and adjacent market segments. Aftermarket revenues more than doubled during the year due to the addition of the CURT Group which has done very well since we announced the acquisition in late 2019. Our performance outside the RV business underscores the success of our diversification strategy, which has been a critical driver in outperforming our industry and helping to establish LCI leadership in the many industries it now serves.

RV OEM sales increased 3% during the year compared to 2019, reaching $1.5 billion, primarily driven by the ongoing surge in retail demand, as new consumers and their families enter the RV lifestyle and recognize the benefits of RVing. This increase was partially offset by the industry wide production shutdowns in the first half of the year, after which we saw incredible recovery to ultimately deliver 29% sales growth for this segment in the fourth quarter. Industry wholesale RV shipments for the year totaled roughly 430,000 units, which was the fourth highest wholesale year on record. We expect this number to rise further in 2021 and beyond, driven by heightened consumer demand and extreme popularity of RVs going forward in a post-pandemic environment.

We believe that the growth in popularity and availability of peer-to-peer RV rentals will also help drive RV demand, creating a huge new opportunity for consumers to try RVing, ultimately bringing them into the lifestyle over the long term. Outdoorsy, one of the largest peer-to-peer rental companies, grew 4,500% to over $1 billion in rental revenues in 2020, while others in the space grew significantly as well. While we anticipate continued supply chain constraints heading into 2021, LCI and its customers are doing well at mitigating these challenges.

As I said in the past, when challenges arise, the industry is excellent at finding solutions quickly. We also added capacity so that we can continue to stay ahead of the demand of our OEMs. We've leased six new facilities in Q3 and Q4 of 2020, all outside Elkhart County in the northern Indiana area. We are quickly staffing up to increase our production output. Additionally, we have two significant building projects already moving and are evaluating others. We are also continuing to leverage our automated processes in our operations, enabling us to further ramp production without the need for much labor.

Finally, we are leveraging our lean teams and have turbocharged our continuous improvement projects, so that we can continue to free up more manufacturing space. I am proud to say that we are on pace to complete a record number of continuous improvement projects this year. Our team also delivered further content growth for the year in both towable units and motorhomes, echoing the strength of the Lippert brand, despite the recent wholesale mix shift towards small entry-level units, driven by the surge of first-time RV buyers.

Content per towable RV for the full year 2020, adjusted to remove Furrion sales from prior periods, increased 1% from the prior year to $3,390, while content per motorhome RV for the full year 2020 increased 8% from the prior year to $2,479, supported by the success of our new product offerings. Despite the obstacles we faced and overcame during 2020, our diversification strategy remained a top priority, as we successfully grew our non-RV businesses, both organically and through acquisitions.

We reached a significant milestone in our strategy during the year, with our adjacent markets, aftermarket, and international businesses now making up more than 50% of our total net sales, up from 42% at the end of the year 2019, despite the large boom in RVs. We believe that diversification will help further establish our presence in the broader outdoor recreation market to drive long-term growth. Our large adjacent market contributors are still cargo and utility trailers, components for buses, boats and other commercial vehicles as well as windows and other products for manufactured housing and residential housing markets.

As I mentioned earlier, our revenues in the aftermarket segment more than doubled year-over-year, up 125% compared to 2019, primarily driven by the addition of the CURT Group, which remains our largest acquisition to date. We are pleased to say that the CURT teams demonstrated their strong operational skills throughout the year, realizing cost synergies and exceeded their pre-COVID target numbers and have entered 2021 with a backlog triple of what they started 2020 with.

Our RV aftermarket group also knocked the cover off the ball by outperforming their pre-COVID targets as well. Our aftermarket and adjacent businesses proved to be resilient through the pandemic and were the workhorse of our business during the time that our OEM businesses shut down. We believe that in times when our RV and marine OEM businesses are down, our aftermarket businesses will provide opportunities for growth. This is one of the reasons we will continue to invest in this part of our strategy, as we continue to steer our aftermarket business toward the $1 billion mark.

We have continued to focus our attention and resources on the customer experience in the aftermarket world. We believe helping to change the customer experience will be pivotal to our future success, as we support first timers coming into the RV lifestyle. Like we typically do to help drive this initiative, we appointed a leader for this area in Q1 of last year. Nicole Sult is a 7-year Lippert vet with 10 years of additional experience as an RV OEM Director of Customer Service. As Director of Customer Experience at Lippert, she has started to build a team and has already launched several great initiatives to get closer to the consumer and gather more valuable feedback.

We also hired Joyce Schofield who came to us with a great experience from OnStar and Guardian as a call center leader and helped change the customer experience as it pertains to the over 60,000 customers each month that reach us by phone or email to get service on our products. We've additionally launched two social communities that are providing excellent feedback for our products and services. The Lippert Scouts, as we have named them, is a group of specifically selected RV super users that connect daily with our customer experience teams. The Scouts numbering over 1,200 members will serve as our eyes and ears to provide valuable insights on our new and existing products. We will be listening to their new ideas and engaging in conversations, so that we can obtain important feedback to help solve RVing issues.

We've also launched a Campground Project through which we are sending technically experienced team members to over 100 campgrounds nationwide to meet, survey and collect candid feedback from real campers and RVers. We are confident that our continued emphasis and passion for the customer experience can serve as yet another competitive differentiator to drive growth for our aftermarket segment and OEM segments and, in turn, strengthen our overall business.

Turning to adjacent markets, 2020 revenues rose 4%, again driven by the heightened retail demand for marine and other related markets, which continue to benefit from the similar secular tailwinds driving the growth across the RV and the aftermarket. Looking forward, the additions of Challenger Door, leading manufacturer of branded doors for RVs and specialty trailers; and Veada Industries, a manufacturer of marine seating, will both serve as new growth drivers for the OEM segment. And we are excited to continue to integrate these businesses into LCI. Veada has a substantial relationship with Polaris owned Bennington boats, the largest pontoon builder in the country. And we are looking forward to adding more value to that relationship as we continue to grow with Polaris and its applicable segments.

Our marine revenues for 2020 have eclipsed $205 million and are expected to increase with the ramp up of the industry in 2021. It is noteworthy to announce we have been working closely with TRACKER Marine over the last 12 months. TRACKER, one of the largest and most well-known boat brands and boat builders in the US, has decided to shift its marine furniture production from a vertical preference to Lippert through our Taylor Made Marine Group, further strengthening our presence in the marine space.

Over the long term, this collaboration will add business to several Lippert US facilities, including a dedicated marine seating facility in Missouri near the TRACKER campuses. We look forward to working with TRACKER to develop a strong relationship and drive growth for both businesses. In addition to marine, our windows business in our adjacent markets, our third largest product line in the company, has continued to gain share in the commercial bus, manufactured housing and residential housing markets.

Our international businesses saw strong growth in 2020 as well, with revenues increasing 62% year-over-year, supported by the four acquisitions we closed in late 2019. The strength of these brands, coupled with our culture and innovation, wide-reaching footprints and customer relationships in Europe have continued to help position Lippert as an industry leader overseas. The various European countries in which we operate, including Italy, the Netherlands and the UK, seem to be slightly behind the rapid pace of recovery we saw in the US, but still remain strong and showing opportunities for a great 2021.

Overall, Europe is showing many of the same drivers of secular RV and recreational demand, and European consumers have increasingly turned toward the outdoor lifestyle for travel and vacation, while some airports have shut down due to the pandemic. 2020 retail caravan registrations in Europe increased almost 12% with the largest market Germany up over 32%. Our RV, rail and marine divisions in Europe are all forecasting significant growth over their 2020 numbers based on feedback they are getting from their customers.

In addition, we continue to see great progress toward LCI European components being adopted by the US RV OEMs. This is a trend we were really proud of and it helps that the US OEMs really see us as even more of an innovator with the ability to bring these products to the US market on a regular basis. We are very confident in the ability of our leadership teams to capture this demand and drive new growth across our international businesses.

Innovation is one of our strongest competitive differentiators and remains at the center of everything we do, particularly as new customers increasingly seek out technologically sophisticated products as well as products that appeal to new generations of campers. This trend has driven the success of our OneControl products among others, which put RVers in control of their vehicle by enabling them to manage an RV's most important functions from their smartphone.

Further, OneControl integrates seamlessly into our larger strategy to enhance the customer service experience, allowing our support teams to know immediately if a problem with an RV has occurred, so that we can alert the customer. This will be especially helpful to new entrants still familiarizing themselves with their RV. We're also seeing strong demand for our other innovative offerings that provide additional modes of support, including our Tire Linc pressure and temperature monitoring and electronic sway control systems, equipping RVers with the ability to be in tune with these safety aspects of their vehicle and help provide them with a safer journey. We believe that safety products, which will be a significant focus for us over the next few years, will likely have the same impact on making consumers feel more comfortable buying RVs like they do automobiles.

To lead our new product innovation, we recently announced the addition of our Vice President of Innovation, John Rhymer, an industry leader and avid RVer who will help us drive forward our extensive catalogue of industry leading RV and marine-related innovations, products, functions and features. By fostering a strong cohesive culture with our business, we have been able to create dependable and dedicated teams that were able to power Lippert through the crisis brought on by the pandemic, and we could not be more thankful for each and every one of our team members.

Unlike many companies, we provide leadership coaching to all leaders in the business and have dedicated resources for training that ultimately creates longer tenured leaders who understand what effective leadership looks like. We have seen firsthand how this ultimately drives higher retention and ultimately a greater momentum in the business as a result. These initiatives have directly supported our operations for over seven years now and give our teams the skills needed to keep leadership evolving. It has proven to be especially effective during this most recent environment, which was one of the most toughest to manage through in our recent history.

Ultimately, it was our strong cultural foundation that allowed us to supply our customers in the manner that we did. During these tough times, we also worked to ensure the safety of our team members, while supporting the larger communities surrounding LCI. We invested millions in personal protective equipment for our team members, while altering production environments to keep people properly distanced. And we're able to involve select teams in a COVID-19 vaccine testing phase ran by Johnson & Johnson. We also set up and dedicated an industry first drive- through rapid COVID testing site for our team members.

Our teams kept up our commitment to our community by providing over 67,000 hours of community service during 2020, despite an environment that made it nearly impossible to serve in groups like we have in the past. We also led the industry with a significant gift to our local hospitals to help them hire mental health experts to provide much needed help to the hardworking men and women on the frontlines of our hospitals, those who have seen some of the worst of the pandemic. I could not be more proud of our ability to get back during these times of great need.

With respect to capital allocation, we continue to remain receptive to strategic M&A opportunities. We are looking for great strategic fits with great leadership teams and solid plans for growth. At the same time, we are focused on integrating our recent acquisitions and paying down debt. Additionally, we are investing in innovation and optimizing our manufacturing footprint to ensure we maintain the appropriate capacity to meet the soaring demand for recreational products.

In closing, I'd like to thank all of our team members, not only for their tremendous work and commitment to delivering quality products to our customers, but for also fostering a culture that has made Lippert so successful. We could not have achieved such amazing results without these incredible dedications, coupled with the strength and guidance of our leadership team. We look forward to continuing this tremendous progress as we headed further into 2021 and deliver further value for our shareholders.

I will now turn to Brian Hall, our CFO, to discuss in more detail our fourth quarter and full year financial results.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Thank you, Jason, and good morning, everyone. Our consolidated net sales for the fourth quarter increased 39% to $783 million compared to the prior year, with acquisitions contributing 13% of the year-over-year growth and organic growth contributing the remaining 26%. Q4 2020 sales to RV OEMs increased 29% compared to the prior year due to the continued record RV OEM retail demand. When normalizing for the termination of our relationship with Furrion, RV OEM sales increased by 39%.

At the same time, sales to adjacent industries grew 20%. Aftermarket segment sales increased 129% and international sales increased 60%, as the popularity of outdoor leisure continues to drive strong demand across many of our markets. We continue to work towards our diversification strategy goals and we recently announced the acquisitions of Challenger Door and Veada Industries during the fourth quarter.

Acquired revenues contributed $73.2 million across the business during the quarter, primarily CURT and Polyplastics driving strong growth in aftermarket and Europe. As we now lapse a year on the CURT and Polyplastics acquisitions, forward-looking acquired revenues consist of Challenger and Veada, each representing about $80 million or $160 million in total of acquired revenues and split across RV OEM at 36% and adjacent industries at 64%.

We expanded operating margins by roughly 140 basis points from the prior year period, largely due to the favorable impact of leveraging organic sales growth coupled with the impact of operational efficiencies driven by increased automation and lean manufacturing initiatives and partially offset by increased labor expense to meet heightened production requirements and the increasing cost of steel, aluminum and freight. We anticipate the current headwinds from increased input cost to continue through the first half of 2021.

While the pricing for many of our products is indexed to steel and aluminum cost, there remains the traditional lag time and effectiveness of approximately two quarters. GAAP net income in Q4 2020 was $48.7 million or $1.92 per diluted share, compared to $28.8 million or $1.14 per diluted share in Q4 2019, primarily due to strong growth in net sales as well as a favorable impact on the effective tax rate due to discrete adjustments. Adjusted EBITDA increased 54% to $88.1 million for the fourth quarter. This increase was also driven by leveraging the aforementioned heightened demand in retail RV OEM and aftermarket as well as incremental revenue from recent acquisitions.

Moving on to full year 2020 results, sales to RV OEMs increased 3%, driven by the heightened retail demand for outdoor recreational products. As Jason mentioned, we expect an increase in wholesale unit shipments in 2021 compared to 2020. Further, current RVIA forecast for 2021 is 507,000 units, which would be an 18% increase compared to 2020. We remain acutely aware of the industry supply chain issues and are confident that our flexible business model will be able to adapt to any significant changes.

Content per towable RV unit for the 12 months ended December 31, 2020 increased $44 to $3,390, while content per motorized unit increased $192 to $2,479, excluding the impact of Furrion in 2019. For comparative purposes, excluding Furrion, content per towable RV for the full year 2019 was $3,346 and content per motorhome was
$2,287. The content increase in towables was primarily driven by organic growth, including new product introductions, partially offset by the increased demand for entry-level products, which traditionally have less content per unit.

In addition, price reductions passed to our customers during the last 12 months primarily due to commodity index pricing have negatively impacted content growth by approximately 2%. And we estimate significant volatility in OEM inventories have negatively impacted content growth by approximately 4%, as the second quarter was significantly impacted by the abrupt shutdown of production and subsequently shipment of product was impacted by supply chain disruption. The matching of LCI sales with the wholesale shipments has been temporarily diverged. Pro forma towable content growth is estimated to be approximately 7% year-over-year.

Sales to adjacent industries increased 4% to $688 million in 2020. And our aftermarket segment increased its total sales by 125% to $628 million, while international sales increased 62% to $237 million compared to the prior year. Acquired revenues were approximately $375 million for the full year 2020. Non-cash depreciation and amortization increased by over $22.6 million for 2020, while non-cash stock-based compensation expense increased just over $2.4 million for the full year. We are anticipating depreciation and amortization expense to increase to $110 million to $120 million in 2021, primarily due to increases in capital investments for capacity and efficiencies in 2021.

Our effective tax rate for the full year was 24.4%, remaining relatively flat year-over-year. GAAP net income for the full year 2020 was $158.4 million or diluted earnings per share of $6.27 compared to $146.5 million or diluted earnings per share of $5.84 in 2019. During 2020, we generated $231 million from operating activities, while using
$182 million for business acquisitions, $57 million for capital expenditures, and returning $70 million to our shareholders in the form of dividends over the year.

Capital expenditures for 2020 included normal replacement CapEx along with $5 million in automation investments and over $21 million in growth initiatives as part of the operational improvements we have discussed. We ended the year with a net debt position of $686 million at December 31, 2020, roughly 2 times pro forma

EBITDA adjusted to include LTM EBITDA of acquired businesses. Leverage remained comparable to 2019 while enduring the COVID shutdowns and two acquisitions late in 2020. We remain focused on maintaining a healthy balance sheet and continue to target long-term leverage of 1 to 1.5 times net debt to EBITDA, as we work to integrate recently completed acquisitions, which we believe will contribute strong operating cash flows.

We expect capital expenditures between $130 million to $150 million in 2021, as we focus further on various smaller scale continuous improvement and automation projects that support growth and continue to build capacity to support heightened production rates. As we continue to execute our acquisition strategy by integrating our latest acquisitions into our business, we are confident that we are well positioned for strategic growth heading into 2021.

That is the end of our prepared remarks. Operator, we're ready to take questions. Thank you.

QUESTION AND ANSWER SECTION

Operator: [Operator Instructions] First question comes from Scott Stember with C.L. King.
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Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Good morning, guys, and thanks for taking my questions.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Hey, Scott.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Hi, Scott.
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Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Jason, in the release, I think your last comment was related to the OEMs seemingly taking less downtime, and I guess some of the supplier issues incrementally are abating. Could you maybe just talk about that, the pace of improvement and where you would think that would be by the middle of the year of 2021?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. It's just – all I can say it's really noticeable. I mean October, November, December, I mean we were riddled with brands all over the industry being down one day to the next. It seemed like every day there was somebody else that couldn't work because of COVID or they couldn't – they shut down because of supply chain-related issues. And in January, you just didn't hear about any of that.

So, I mean, I haven't confirmed it, but I'm pretty sure that nobody took down days in January, so just a stark contrast from what we were seeing. And COVID-related cases were up significantly in October and November, so that was a big piece of it and January has been very quiet around the county here. So, I can't tell you or put it in numbers specifically, it was just a significant change. And then the big challenge will be the 20 or so facilities that the OEMs are putting online new between now and the end of the year, which will add significant capacity, is just getting those up and making sure those are able to run cleanly.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
And, Scott, I'd add to that, I think back in October we were talking about a lot of these random shutdowns and just disruptions because of supply chain, et cetera. But to give you an idea, our chassis shipments, just the numbers of them from October to January, have increased 12%. So, I think things are running much more efficiently. I mean, we talked about it growing 10% or so by the time we got to January and it's certainly the industry has done a nice job of getting caught up and we were able to see that pull through.
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Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Got it. And, Brian, maybe on the gross margin, I know there's some seasonality in the fourth quarter when you compare it to the third quarter, but just maybe talk about how we should look at gross margins going forward. Seems like input costs are something that we have to keep an eye on, but just trying to get a sense of last quarter
– in the third quarter you were pushing double, you were actually over 11% operating margins. Just trying to get a sense of where we should look for margins to be during 2021.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah. I think that we started talking a little bit early fourth quarter or late third quarter about some of our input costs rising, primarily steel and aluminum. Certainly, labor has been challenging as well. But once you got into those late fall months as COVID kind of spiked here locally, you certainly had – we had to deal with that from an operations perspective as well. So, you did see some margin deterioration from third quarter to fourth quarter.
Some of it, like you said, due to the seasonality, but the rest of it due to some of these pressures on our input costs.

I would expect that to continue to increase. I think our overall margin that we turned in in Q4, I think, will – it's going to be a bit spotty throughout the course of the year because I think that, as you know, we have a lot of our steel and aluminum products tied to – the pricing to our customers tied to some indexes. There's a little bit of lag there. So, we've had some price reductions that were flowing through during 2020. And now in 2021, I think we're going to start to see things go the other way, but with a little bit of a lag there. We're also addressing some specific price increases to help out on some more unusual items, things like freight that skyrocketed here in the past few months as well.

So, all in all, I think we did a little over 8% in the fourth quarter. I think we'll see that grow a little bit, but then likely level out and maybe decline some and then pull back up in the later months of the year. So, I think we'll show some – our typical incremental margin, but then offset by some of these costs, such as steel, aluminum and freight primarily. But maybe I want to say our – if you took your incremental margin that we typically have somewhere around 20%, maybe 1.5% at times you could see as a headwind, at least what we're – that's what we're seeing today.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
And I'd add to that, Scott, just real quick that additive to margins going forward, we had weeks during the last quarter Q4 where we had 10% to 20% of our workforce missing because of COVID trying to get just out the regular required volume. And going forward, it feels a lot better, certainly things could happen, but January was certainly a month where we didn't have anywhere near close to that, haven't had that this month either. So, as long as COVID doesn't wreak havoc in our operations, we can get 95% plus of our workforce engaged in building product and not have 10% to 20% missing, sometimes that adds huge to efficiencies, so.
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Scott L. Stember
Analyst, C.L. King & Associates, Inc.
All right. Great. And just last question, Jason, now you touched on or you mentioned the opportunity with
TRACKER, it sounds like a very nice opportunity. Could you maybe size up what – or just frame out the size of the opportunity ultimately there?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yes, not too dissimilar from some of the other verticals we've taken over. We've done chassis verticals, we've done furniture verticals for people over the years for our customers and I think TRACKER sees – they've been up here a lot, they see the opportunities in all product lines. And as you're well aware, all the marine, all the RV businesses are looking for more capacity right now.

So, if you can sub out a vertical that's really not adding value and it helps create an immediate labor pool to build more boats or more RVs and you got a company like us that's willing to lease space and put our teams around building out a vertical like this, so that they can use that capacity for building their finished products, it's good for both. So, they're a big boat manufacturer, they're one of the largest in the country. So, we're excited to start doing a lot of things for them, not just furniture.
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Scott L. Stember
Analyst, C.L. King & Associates, Inc.
Got it. That's all I have. Thanks.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Thanks.
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Operator: Next question comes from Kathryn Thompson with Thompson Research Group.
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Brian Biros
Analyst, Thompson Research Group
Hey, good morning. This is actually Brian on for Kathryn. Thank you for taking my questions. I guess, I wanted to start with, some of the prepared remarks kind of alluded to seeing those supply chain issues kind of continuing into 2021. I guess, could you maybe touch on what those issues actually are that are out there or could possibly be out there, if that's COVID disruptions that still might be causing plants to shut down or if it's something just more fundamental with the industry? I guess, was that kind of in reference to Lippert specifically or is that kind of just across the general supplier base, and then any kind of updated expectations on when it all could be back to normal?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

Yeah. I think the last part of your question's a little bit more challenging to answer, but I think all the supply chain on the OEM side, I mean we're – we've all got certain struggles. I mean freight's certainly the largest issue that's kind of hitting a lot of businesses. So, we're all having to beg, borrow, and steal to try to figure out how to get product here from overseas. It's not really freight domestic, it's just freight overseas that's really the larger problem for the OEM suppliers. Steel is obviously challenging right now.

You hear about a lot of businesses that are buying steel, challenged to get it. If you can find it, you're paying a lot more than what market is. So, our business in our industry is relatively small. So, the steel users, some of the other raw materials that are being challenged right now, I mean, the one thing I love about our industry is we're pretty resilient, we're pretty resourceful. When there's problems and issues, we find a way to substitute.

Our OEMs are generally pretty lenient on substitutions. So, the industry makes substitutions pretty regularly so that we can continue to stay running. So, I don't anticipate much of any disruption in production from supply chain- related issues. It's just probably going to be one of those things it just is poking at us for the next several quarters and hopefully things start to even out. So, hope that answers your question.
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Brian Biros
Analyst, Thompson Research Group
It does. Yeah. Thank you for the color. And I guess second question, I guess maybe could you guys talk about high level how to think about kind of some of the comps throughout 2021. I guess there'll be some interesting looking numbers at least for Q2 and then the back half, there'll be maybe some tough comps, but you're also expecting kind of some retail growth for 2021 as well. So, maybe just some insights on how you guys are thinking about the quarterly comps throughout 2021 will be helpful.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah, I think start with first quarter, I do think that our January reported results are pretty indicative of what we're expecting for the quarter other than March, we were up 38% for January. And I think that February is likely to be similar. As Jason mentioned, as more production comes online with the OEMs, that's certainly going to have an impact, but we're not expecting that here in the recent months. But March then, there was a shutdown, I think that last week or so in March. So, that's where I think we'll see our growth rate start to pick up.

Obviously, when you get into Q2, those are going to be some pretty significant growth numbers. In the back half, I do think, as I mentioned earlier, our chassis shipments are up right now 12% from October to January, I think that tells you in the back half of the year, at least for Q3 and Q4, what we'd kind of expect as the industries work to replenish inventories across RVs and marines, I'd expect those rates to continue to push into the back half of the year, plus whatever content growth we have on top of that.
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Brian Biros
Analyst, Thompson Research Group
Yeah, thank you.
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Operator: Next question comes from Fred Wightman with Wolfe Research.

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Frederick Wightman
Analyst, Wolfe Research, LLC
Hey guys. Good morning. Thanks for taking the call here. Could you just maybe touch on your expectations for the cadence of reported RVIA shipments over the next few months? I mean you guys have alluded to this 12% increase in chassis a few different times. I think in the past, you'd sort of talked about getting closer to that 50,000 unit number in the start of the year. I mean, is that still realistic or do you think that the supply chain disruptions have sort of pushed that type of delivery number farther into the year?
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

I mean, I think it's absolutely realistic. Again, part of that's just because – supply chain and COVID happened at least as of late in the last month-and-a-half or so haven't wreaked as much havoc as what we saw in the – earlier in the prior quarter. So, they're also – like I said in the beginning of my remarks, they're putting – the OEMs are putting, on just the RV side are putting up close to 20 new facilities online to build RV product, RV finished products over the course of the next four quarters. So, some of those are going online right now, others will go online in Q2 and Q3 and a few left that'll straggle on Q4.

But that's a lot of facilities. They're going to add a lot more volume opportunity. I mean, the big challenge is going to be labor. Us along with some of the other OEMs out there are putting facilities outside of Elkhart County right now to help just make sure that we're distributing labor evenly and we're not creating bigger labor issues here that are bigger than the ones that already exist. So, I think the OEMs and the suppliers are doing a great job to mitigate supply chain issues and feel that those numbers are totally realistic. They'll get there.
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Frederick Wightman
Analyst, Wolfe Research, LLC
Great. And then could you just give maybe an update on the state of those semi-finished goods that you guys have talked about in the past? Is it sort of steady to where we were exiting the third quarter? Have you seen some improvement to where production's probably closer to actual shipments are? Is there still going to be some variability there because of that supply chain impact?
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah. I think, I mean personally all the lots that I drive by on my way into work every day have – there aren't as many units sitting out there at all. So, I think that that's indicative of what Jason was saying earlier that supply chain's done a great job of catching back up. They have been able to get a lot more units out the door. I think if you look at what wholesale shipments did, November, December, you certainly saw that kind of – at least in my opinion that glut of inventory that stacked up here for a couple months go out the door, because I think wholesale shipments were outpacing what production levels were at that point in time.

And fortunately – well, you can look at it fortunately and unfortunately, I don't think we've built back inventories at the dealer level because it seems as though we're still seeing heightened retail demand and as every unit that's getting shipped out right now was being retail sold. So, there's still lot of work to be done there to replenish inventories. So, these next couple months I would anticipate there to be quite a few units get shipped. They'll produce and ship as many as they can.

...
Frederick Wightman
Analyst, Wolfe Research, LLC
Great. Thanks guys.
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Operator: Next question comes from Daniel Moore with CJS Securities.
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Daniel Moore
Analyst, CJS Securities, Inc.
Thank you. Good morning, Jason and Brian. Just wanted to drill down a little bit into some of your commentary around inflationary input costs and relationship to maybe gross margin more specifically. So, 25% gross margin pretty strong by historical standards, can we sustain that in H1 given the inflation in steel, aluminum, freight or you expect a little bit of pressure? And then is there upside to that as we think about the full year?

Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah. I think like I mentioned earlier, I think first and foremost, our operating leverage has been really solid both within the gross margin line, the leveraging of those overheads as well as our SG&A. So, I expect that to continue. Now, what is the headwind, are these input costs and like I said, I think in at least the next couple quarters, what we'd expect based on what we're seeing is that we'll continue to grab that incremental margin on the volume, but it's likely to be probably 150 basis points of headwinds, steel, aluminum, freight being the main drivers of that.

Like I mentioned, we've got some price adjustments, but some of them lag a little bit. So, I think it'll be a bit spotty, but I would expect to see that maybe 150 basis points or so, I hate to be too specific like that, so maybe 1% to 2%, so somewhere in that range. And then certainly what steel and aluminum does in the back half of the year, I think that's – the forwards are pointing to it might calm down a little bit, but that's a big unknown. So, back half probably not as clear as here in the front half and like I said, I think we'd expect a little bit of headwind Q1 and then maybe some of that reversing in Q2 as some of our price adjustments catch up.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
And there's already been a significant amount of pricing going back to the OEMs to the dealers just because of all this volatility over the last couple of quarters. So, the great thing, like I said, about the OEMs and the businesses, they're great at re-contending and de-contending around some of this. So, the inflationary impact doesn't hit the consumer too heavily, although there is some – there has been some inflation in the product, it's helping out as great as what you might think.

So, we've taken a lot of market share on top of that. So, just with the growth in the business, we probably took more market share. I know we took more market share in the last couple of quarters than we have in any other prior quarters in a while. So, we've got a lot of good tailwinds heading in our direction. The big unknown will just be what's next, what shortages there are going to pop up in the next couple of quarters and we just don't have that kind of visibility. But we'll deal with them as they come like we have the last couple of quarters.

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Daniel Moore
Analyst, CJS Securities, Inc.
Got it. That's super helpful. And so if I'm hearing it right, we kind of think about your typical incremental margin, but then a 100 to 200 basis point impact to EBIT margin from what that would be in the short term. Am I hearing that right, Brian? I'm sorry...
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah.
...
Daniel Moore
Analyst, CJS Securities, Inc.
...just hoping to be clear. Okay.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries

Yeah,
in the short term.
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Daniel Moore
Analyst, CJS Securities, Inc.
Yeah. And then aftermarket revenue, I mean it remains off the charts and CURT obviously not going to cover off the ball. Just talk about your expectations for aftermarket growth maybe organically and overall for this year.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. So, I'd say that aftermarket is clearly one of those areas we're continuing to turbocharge. We've been growing the teams there. We've been expanding coverage into a lot of marine space right now, whether it's the dealers or wholesale distributors in that world, that's not something we had focused a ton on prior to last quarter. We made a lot of changes around aftermarket to just be able to turbocharge our content. And it's still early innings for us in the aftermarket relatively relative to our OEM business.

So, we've got a – we feel like we've got a lot of ground to make up there. Unlike the OEM business, the aftermarket customers are asking us to supply anything and everything. Because we source so much overseas and we can get some of these buy/sell products at probably a much better price because of the hundreds of millions we spend overseas, we're able to come in and compete pretty easily with the small mom-and-pop traditional players in the aftermarket. So, we're expanding our product offerings and our content there, continuing to hit more direct to consumer and dealer stores, so it's pretty bright. Brian can expand on some of the top line and bottom line questions that you asked.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah. I mean I think the only thing I would add is that we saw amazing growth in 2020. I think moving onto 2021 to give you an idea, I think preliminarily January's aftermarket growth is a little over 30% as well. So, it has continued into 2021. I know that from a CURT perspective, our backlogs have been significant for the last 8, 10 months and really haven't seen much of a slowdown there. So, those couple areas are things I would point to that we're expecting them to continue to be strong throughout 2021.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
And again remember that we've got to the tune of a few million RVs entering the aftermarket cycle because of the significant production over the last handful of years. That's what really catapults our revenues and bottom line in the aftermarket is all the repair and replacement and upgrades that are going to happen as used units change hands and as these new units that were new a year or two years ago come into the replacement in our RV aftermarket cycle in the next year to two years. So, I mean it's big volume coming to the aftermarket in the near future. So, that's what we've been readying ourselves for.
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Daniel Moore
Analyst, CJS Securities, Inc.

Perfect. I'd like to sneak in one more, if I could, just in terms of – CapEx looks like to be a strong investment year. We know about obviously the chassis automation project that you completed. Are there others, discrete automation projects that you can kind of describe in terms of opportunities to create labor efficiencies, et cetera?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
I'd tell you that we've got three or four smaller projects going on right now that had areas like windows and our window business, our chassis business, our RV products and accessories businesses. So, we're always evaluating those. And if we can take a sell of 20 to 30 which is a typical automation type project size and get it down to 3 or 4, and I think we still have 350 open positions in the business. So, those really help us when we're trying to disperse our great team members to other parts of the business as we automate some of the repetition that we've got all over the business. So, I'd tell you we always have 3 or 4 in the works. And we'll continue to do a few a year on the smaller scale.
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Daniel Moore
Analyst, CJS Securities, Inc.
Got it. Very helpful. Yeah. Go ahead, Brian.
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
I'd just add to that, yes, you're seeing a significant increase in CapEx. The last couple years have been somewhat lower after a few years of pretty aggressive CapEx. So, a lot of it is capacity related, trying to free up some space, add new lines. We've got, as Jason just mentioned, some of the opportunities that we're getting in new product lines or other product lines where maybe others have struggled. We've looked to expand in a lot of those areas, too. So, it's probably a bulk of it is capacity related for 2021.
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Daniel Moore
Analyst, CJS Securities, Inc.
All right. Well, hopefully we can actually get out there sometime later this year and check out some of the projects. Thank you for the color.
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Operator: Next question comes from Craig Kennison with Baird.
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Craig R. Kennison
Analyst, Robert W. Baird & Co., Inc.
Yeah. Thanks. Good morning. Thanks for taking my question. You had mentioned a project with Bennington and obviously that strong relationship. The parent there is Polaris. Are you signaling at all that you've got some opportunities more broadly with Polaris beyond what you do with Bennington?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah, I think there is certainly opportunities there in the powersports world. I mean we already supply through Taylor Made windshield to some of their side by sides and powersport vehicles' windshields and glass, that's becoming a more popular option there. So, we're doing more in that world. But certainly with all the manufacturing capabilities we have as our relationship grows stronger with Polaris, there's more opportunities for us inside their broader organization. So, when we make an acquisition like this with – like we did with Veada that's got significant sales into Bennington and ultimately Polaris, it just gives us more ability to work with our teams to partner up in a bigger way.
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Craig R. Kennison
Analyst, Robert W. Baird & Co., Inc.
Is it too much to say that you're opening a new vertical in powersports? I mean you've got RV, you've been expanding in marine. Is it too early to say, hey, that's a new vertical or you could do some more aggressive consolidation?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
I mean, we feel like we're in the powersports world on the ATVs at least with our windshields and side glass. So, we've been doing that for quite a while. It's in our wheelhouse. It's just a matter of expanding our product offering beyond glass in that area. And I think that we will – it's just going to be a slow process and we certainly got the people, the leadership and the manufacturing capabilities and locations geographically to do that. We just need to get with people like Polaris and make those commitments on a broader partnership type basis.
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Craig R. Kennison

Analyst, Robert W. Baird & Co., Inc.
Thanks. And then you mentioned safety as a category, maybe just if you could explain with a few examples where you could be headed in terms of safety.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. We're just – I'm failing to understand what you're getting at there. Sorry.
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Craig R. Kennison
Analyst, Robert W. Baird & Co., Inc.
I'm sorry, Jason. I thought you indicated that safety was a priority for your organization and you thought that was a big opportunity.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Oh, I'm sorry. Yeah, okay. Yeah. Yeah. So, safety products, right, yeah, on – if you look at some of our new axle systems that will provide safer axle solutions for our RVs or just launched tire pressure management systems, some electronic pressure and heat sensor that goes in all the tires and wheels of RVs. So, that doesn't exist today outside of the aftermarket. We're going to take a model to the OEM, so that they can prep their units for TPMS and then just do a plug and play in the aftermarket with our TPMS system.

So, autos have had TPMS standard since 2008 and it's time that RVs get there and we've been working on the system for a couple of years. Electronic sway control is part of our safety suite of products. So, to be able to control sway electronically, so that the driver doesn't have to do it manually is a big deal. One of the biggest fears about people buying towables is just the sway and towing the vehicle, so if we can help control that through electronic sway control, that's a big deal.

So, we've got four or five products that are launching and will be launched through the course of this year. And then we're just going to beat the safety drum and get out there and help the dealers sell RVs based on the safety products that might be included or might be included in the aftermarket for the consumer to buy just like people do when they go shop for a car. So, we think we're going to lead in that area.
Thanks for clarifying that.
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Craig R. Kennison
Analyst, Robert W. Baird & Co., Inc.
Yeah. No. Thank you, Jason.
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Operator: Next question comes from Bret Jordan with Jefferies.
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Bret Jordan
Analyst, Jefferies LLC
Hey, good morning guys.

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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Hey.
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Hi.
...
Bret Jordan
Analyst, Jefferies LLC
You were mentioning sort of the growth in peer-to-peer rental and I would imagine that drives aftermarket growth given rental units are rental units. Is there anything you can do, I guess, sort of more structurally to embed yourself with those rental organizations to be the aftermarket parts and service provider?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
I'm glad you asked the question. We're working on that right now. We think that there is incredible opportunity there. Again, you go back to just owners now that instead of owning an RV for – owning an RV and only using it for 10 to 20 days a year, now they can run it 3 or 4 or 10 times if they want. What other things would you want in your RV that it didn't come equipped with, maybe cameras, maybe some of the safety products, some of our cleaning products and things like that that we've got, it just gives us a whole new market.

I mean you talk about hundreds of thousands of owners that might be looking at, well, if we market to them and tell them some of the things that they might consider adding to their RV or buying to give their renters a better experience, then I think that's better for us. So, safety products, I think, are really important in that area. If I've got somebody using my RV, I don't know if they've really driven one or towed one before. I'd want to have some of those safety products on the RV to ensure a great experience, but also ensure that the unit makes it back like it left. So, I think there's incredible opportunity there. And we're working on some things with the rental companies right now, try to make it easy to just give them owners of – a sheet or a menu to choose from to say, hey, look, these are things you might want to consider if you're running your RV.
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Bret Jordan
Analyst, Jefferies LLC
Great. Thank you. And I guess you commented that a lot of the RVIA shipments are being sold directly through given strong retail demand. Do you have any anecdotal color as to what you think retail inventory levels might be right now, I mean, relative to year-over-year or percentage of lot available for units?
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries

Yeah. It's funny you ask, because there was actually a video that went out on RVBusiness yesterday that Jason and I were watching this morning and it's I think a good example of a nice single-site dealership typically has 400 to 500 units on their lot at this time of year and they have 70. So, I think that it's pretty significantly depleted.

I'm sure there's some markets where it's some of the larger consolidated dealerships have been able to build back inventories a little bit. But a lot of the kind of medium-sized locations we're hearing from our touch points, they're significantly depleted and essentially saying that every unit that they get from the OEMs, it immediately retails or if it is a stock unit, it's maybe a week or two later and it retails. So, the demand is certainly there.
...
Bret Jordan
Analyst, Jefferies LLC
Okay. Great. And then one quick final, I guess just to bucket the TRACKER opportunity, could you give us maybe a feeling for units and maybe – and content per unit just so we can get an idea how big this marine growth is on one contract?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. Well, they're a monster builder of pontoons and bass boats and fishing boats and things like that. So, they're well over 20,000 boats a year which is significant. So, we're going to start our buildings and furniture for pontoons and continue to add to that product offering and we know that we can – anytime a company has ever come to us and asked us to take their vertical, they just – the vertical's always under-loved. There's no innovation. There is no – it's just serving and distributing parts to other parts of that division.

We have innovation departments. We have R&D departments. We have pretty sophisticated quality and engineering departments. So, we feel we build better products than the OEMs that are – that have those verticals can do themselves. So, I think they'll see the value right off the bat. We're just getting started and we'll provide more color as we go along in the future quarters, but we're excited about this relationship. They see the value in a lot of things. We're presenting the electric Bimini which is a brand-new product of ours, it's been a manual Bimini shade cover for years for pontoons.

And we have that technology. We're producing more and more of those and eventually for a pontoon and an expensive product, people want to push a button to get their shade up and down. Just those types of manual operations with components are going to go away and we've got [ph] patented (00:57:01) solutions for a lot of this stuff. So, whether it's Biminis or seating or some of the other components on the boats will continue to make our case to provide those customers with products that add value to their – the proposition to the consumers.

Bret Jordan
Analyst, Jefferies LLC
Great. Thank you.
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Operator: Next question comes from Shawn Collins with Citigroup.
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Shawn Collins
Analyst, Citigroup Investment Research

Yeah, great. Hi, Jason. Hi, Brian. Nice to speak with you. Good morning.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Hey there
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Shawn.
...
Shawn Collins
Analyst, Citigroup Investment Research
Hey. Jason, I wanted to ask about one of your new initiatives about – around inbound calls. I know you mentioned that you made a new hire around the large volume of calls you get. I think you referenced 60,000 calls. Can you just talk more about the nature of the calls that you received, this new hire, the new initiative and what the improved customer experience might look like? Thanks.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. So, it's a great question. And we made that change last year. We just wanted somebody from outside the industry that had great call center leadership experience from some – honestly some more sophisticated call center type experience in other industries. So, we brought Joyce on and we immediately changed the name of the Care Center into the call center. Everybody calls their service center a call center. So, we want the customer to know that when they call in, we care about them.

We've continued to – we started the call center in 2013. We had a decentralized call centers for all of our product divisions. We consolidated the one in 2013 and then we've been growing that ever since. I mean we've peaked at 75,000 communications, between e-mail and phone, over the prior months. So, 60,000 is about an average, but that's going to continue to grow this year. Over half of those calls are our dealer personnel, consumers calling in because they've got components that need to be serviced.

I mean, the one great thing about our aftermarket is we build a lot of products and they just – over time whether it's an awning or an axle or a chassis, furniture, I mean the stuff wears and tears and the dealers and consumers ultimately call in and ask how they can get service. So, we've got over 300 people in aftermarket division, probably 75 in our Care Center right now. And we handle typically those types of calls. We do get other calls, but most of them are made up of our retail and dealer partners that are calling to get some kind of repair or service or replacement done on our components that wear and tear in the field.
...

Shawn Collins
Analyst, Citigroup Investment Research
Great. That's helpful. That's an exciting development. Thanks for the color. I appreciate it.
...

Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah.
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Operator: The last question comes from Steve O'Hara with Sidoti & Company.
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Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Hi, good morning. Thanks for squeezing me in here. Hi. Just curious – I mean, if you guys talked about it directly, maybe I missed it. But in terms of the retail – wholesale production that you're expecting for 2021, does that roughly align with the RVIA? Or how do you guys feel about that?
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Yeah. I would say – I mean, first of all, retail, as you know, is the big question mark. That's going to impact our ability to build inventories back up, going to impact our ability to meet the demand. We finished strong as an industry with over 500,000 units this last year. I think to – you know, Steve, I usually approach it pretty conservatively. I think, I expect that to go up. That'd be great.

I think there's a possibility for that. But let's assume it stays flat from a retail perspective. But from a wholesale perspective, yes, I think that today RVIA is at 507,000 units. I think that there's certainly opportunity to be north of that. As Jason mentioned, the 20 or so facilities that are expected to come online, that's certainly going to help us to get north of that. As you remember, we did 505,000 back in 2017, I think it was and this is the first capacity that's been added since then. So, I think that certainly gives us the opportunity to go north of that, assuming supply chain and everything can keep pace.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
And again we've talked a lot about RVs today. But we've got a lot of other parts of our business that aren't really hinging on what the RV business does. So, the aftermarket business is going to continue to grow, no matter what the RV wholesale number is and that's something we're excited out and going to continue to pour energy into our adjacent markets, our international markets. They're going to continue to grow. We're growing significantly in the utility and cargo trailer world right now in terms of components there. So, we got a lot of other good things going on, too.
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Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Okay, yeah. I mean, could you hazard a guess in terms of maybe how many units the industry needs to produce over retail in order to kind of get back to equilibrium? I mean it seems like if retail is up even just a little bit, the industry has to produce in excess of that and you're talking about something in the, I would say, let's say, 520,000 to 550,000 range to kind of at least make a dent in some of the units that have been taken out. I mean, is that the type of number that is maybe a possibility this year?

And then, I guess the other question is just on the CapEx. My understanding with CapEx in the past was kind of added and – at least on the OEM side, it was something that you could kind of pull back, I mean re-enter as you needed it. Is that something different where if we're doing 550,000 units annually or something like that, I mean how much CapEx you're looking at at that point, kind of on a steady state basis?
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Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
I would say a couple things. You're correct in the numbers you have thrown out from a industry perspective, what we'd have to do to build inventories back. I mean, I think 120,000 plus units were taken out of the system over the last two years, which is pretty significant. So, to outpace retail, to build inventories back, I think you got to be in that 50,000 to 70,000 type unit level to really get inventories reasonably close to where they should be. So, that's certainly depending on where retail's at puts you in that 550,000-plus type category.

So, it's really going to be the capacity that can come online and how strong – watching retail and see where that goes for 2021 and beyond. But from an investment perspective, I mean I would tell you that from LCI's view, if you went back to 2017, the industry was planning to go to 540,000. So, I would tell you a lot of the capacity investments we made back then were to put us on pace to be able to deliver 540,000 units.

Ultimately, the industry never got there. We consolidated a few smaller facilities. But since then, now we've kind of consolidated some things, we're in some bigger, nicer facilities to where we can add on and expand capacity. So, I would tell you we're in that range for at least LCI from a capacity perspective. And investments that we're doing are to take advantage of new opportunities and grow beyond that.
...
Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Okay. And maybe just a quick follow-up. Did you talk about what maybe – what percentage of your workforce is vaccinated and maybe what the outlook is there?
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
Yeah. We don't have data around that yet, but we'll have more update on that in the next quarter's call.
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Steve M. O'Hara
Analyst, Sidoti & Co. LLC
Okay. Thank you.
...
Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
It's early.
...
Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries

Yeah.
...

Brian Michael Hall
Executive Vice President & Chief Financial Officer, LCI Industries
Thanks, Steve.
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Operator: And at this time, I will turn the call over to Mr. Lippert for closing remarks.
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Jason Douglas Lippert
President, Chief Executive Officer & Director, LCI Industries
We thank everybody for the questions and for joining us on the call. And we'll see you next quarter. Thanks very much. Bye-bye.
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Operator: This concludes today's conference call. You may now disconnect.

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Company disclaimer

Forward-Looking Statements

The audio events contains certain "forward-looking statements" with respect to our financial condition, results of operations, business strategies, operating efficiencies or synergies, competitive position, growth opportunities, acquisitions, plans and objectives of management, markets for the Company's common stock, the impact of legal proceedings, and other matters. Statements in this audio events that are not historical facts are "forward-looking statements" for the purpose of the safe harbor provided by Section 21E of the Securities Exchange Act of 1934, as amended, and Section 27A of the Securities Act of 1933, as amended, and involve a number of risks and uncertainties.

Forward-looking statements, including, without limitation, those relating to the Company's future business prospects, net sales, expenses and income (loss), capital expenditures, tax rate, cash flow, and financial condition, liquidity, retail and wholesale demand, integration of acquisitions, R&D investments, and industry trends, whenever they occur in this audio events are necessarily estimates reflecting the best judgment of the Company's senior management at the time such statements were made. There are a number of factors, many of which are beyond the Company's control, which could cause actual results and events to differ materially from those described in the forward-looking statements. These factors include, in addition to other matters described in this audio events, the impacts of COVID-19, or other future pandemics, on the global economy and on the Company's customers, suppliers, employees, business and cash flows, pricing pressures due to domestic and foreign competition, costs and availability of, and tariffs on, raw materials (particularly steel and aluminum) and other components, seasonality and cyclicality in the industries to which we sell our products, availability of credit for financing the retail and wholesale purchase of products for which we sell our components, inventory levels of retail dealers and manufacturers, availability of transportation for products for which we sell our components, the financial condition of our customers, the financial condition of retail dealers of products for which we sell our components, retention and concentration of significant customers, the costs, pace of and successful integration of acquisitions and other growth initiatives, availability and costs of production facilities and labor, team member benefits, team member retention, realization and impact of expansion plans, efficiency improvements and cost reductions, the disruption of business resulting from natural disasters or other unforeseen events, the successful entry into new markets, the costs of compliance with environmental laws, laws of foreign jurisdictions in which we operate, other operational and financial risks related to conducting business internationally, and increased governmental regulation and oversight, information technology performance and security, the ability to protect intellectual property, warranty and product liability claims or product recalls, interest rates, oil and gasoline prices, and availability, the impact of international, national and regional economic conditions and consumer confidence on the retail sale of products for which we sell our components, and other risks and uncertainties discussed more fully under the caption "Risk Factors" in the Company's Annual Report on Form 10-K for the year ended December 31, 2019, and in the Company's subsequent filings with the Securities and Exchange Commission. Readers of this audio events are cautioned not to place undue reliance on these forward-looking statements, since there can be no assurance that these forward-looking statements will prove to be accurate. The Company disclaims any obligation or undertaking to update forward-looking statements to reflect circumstances or events that occur after the date the forward-looking statements are made, except as required by law.